Exhibit 99.4

Trammell Crow Company

Summarized Operating Data by Segment

(in thousands)

(UNAUDITED)

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2004	2003	2004	2003
	(A)	(A)		(A)
Global Services:
Total revenues	$494,188	$465,095	$173,818	$156,448
Operating costs and expenses	481,496	454,180	167,803	151,786
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	12,692	10,915	6,015	4,662

Minority interest, before income taxes	503	488	520	226
Income from investments in unconsolidated subsidiaries, before income taxes	4,812	1,465	2,254	875
Income from continuing operations, before income taxes	18,007	12,868	8,789	5,763
Income from discontinued operations, before income taxes	26	253	26	—
Income before income taxes	18,033	13,121	8,815	5,763
Depreciation and amortization	7,212	11,882	2,090	3,418
Interest	391	1,486	105	337
EBITDA (B)	$25,636	$26,489	$11,010	$9,518

Development and Investment:
Total revenues	$37,758	$32,265	$15,805	$10,823
Operating costs and expenses	46,182	43,405	15,982	13,698
Loss from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	(8,424)	(11,140)	(177)	(2,875)

Minority interest, before income taxes	(138)	2,915	940	825
Income from investments in unconsolidated subsidiaries, before income taxes	9,203	7,255	43	102
Income (loss) from continuing operations, before income taxes	641	(970)	806	(1,948)
Income (loss) from discontinued operations, before income taxes	68	(1,510)	(194)	(680)
Income (loss) before income taxes	709	(2,480)	612	(2,628)
Depreciation and amortization (C)	1,685	1,509	681	516
Interest (D)	3,014	4,508	1,172	1,432
EBITDA (B)	$5,408	$3,537	$2,465	$(680)

Total:
Total revenues	$531,946	$497,360	$189,623	$167,271
Operating costs and expenses	527,678	497,585	183,785	165,484
Income (loss) from continuing operations before income taxes, minority interest interest and income from investments in unconsolidated subsidiaries	4,268	(225)	5,838	1,787

Minority interest, before income taxes	365	3,403	1,460	1,051
Income from investments in unconsolidated subsidiaries, before income taxes	14,015	8,720	2,297	977
Income from continuing operations, before income taxes	18,648	11,898	9,595	3,815
Income (loss) from discontinued operations, before income taxes	94	(1,257)	(168)	(680)
Income before income taxes	18,742	10,641	9,427	3,135
Depreciation and amortization (C)	8,897	13,391	2,771	3,934
Interest (D)	3,405	5,994	1,277	1,769
EBITDA (B)	$31,044	$30,026	$13,475	$8,838

(A) In accordance with the discontinued operations provisions of FAS 144, certain revenues and expenses for the six months ended June 30, 2004, and for the three and nine months ended September 30, 2003, have been reclassified to conform to the presentation for the three months ended September 30, 2004. These reclassifications did not have any impact on net income or EBITDA.

(B) EBITDA represents earnings before interest, income taxes and depreciation and amortization. The Company believes that EBITDA is a meaningful measure of the Company’s operating performance, cash generation and ability to service debt. However, EBITDA should not be considered as an alternative to: (1) net earnings (determined in accordance with accounting principles generally accepted in the United States (“GAAP”)); (2) operating cash flow (determined in accordance with GAAP); or (3) liquidity. The Company also believes that EBITDA is sometimes useful to compare the operating results of companies within an industry due to the fact that it eliminates the effects of certain financing and accounting decisions. The Company’s calculation of EBITDA may, however, differ from similarly titled items reported by other companies.

(C)  Includes depreciation and amortization related to discontinued operations of $71 and $161 for the three and nine months ended September 30, 2004, respectively, and $33 and $139 for the three and nine months ended September 30, 2003, respectively.

(D)  Includes interest related to discontinued operations of $64 and $237 for the three and nine months ended September 30, 2004, respectively, and $439 and $903 for the three and nine months ended September 30, 2003, respectively.